EXHIBIT 10.4

April 22, 2008

AirWorks Funding LLLP
655 Madison Avenue
23rd Floor
New York, NY 10021
Attn: Richard E. Perlman

Hilltop Holding Company, LP
c/o SIAR Capital LLC
New York, NY 10021
Attn: Jack Silver

Dear Messrs. Perlman and Silver:

This Letter Agreement is made by and among Kronos Advanced Technologies, Inc., a Nevada Company (“Kronos”), AirWorks Funding LLLP, a Georgia limited liability limited partnership (“Airworks”) and Hilltop Holding Company, LP, a Delaware limited partnership (“Hilltop”, and together with Airworks, the “Lenders”).

On June 19, 2007, pursuant to a Funding Agreement by and among Kronos, Airworks and RS Properties I LLC (“RS Properties”), Kronos issued certain secured convertible promissory notes in the aggregate amount of up to $17,300,000.  Subsequently, RS Properties assigned to Hilltop its promissory note in the amount of $6,480,000, together with certain other rights and agreements relating thereto, including, without limitation, its rights and obligations under the Funding Agreement.

The parties hereby agree to amend the Funding Agreement Section 5.15, as follows:

“5.15   Conversion Limitation.  Notwithstanding anything to the contrary contained herein, in the Airworks Note or in the RS Properties Note, prior to June 30, 2008. Airworks and RS Properties may not convert any outstanding principal amount of the Airworks Note or the RS Properties Note, or any accrued and unpaid interest thereon, to the extent such conversion would require Borrower to issue shares of Common Stock in excess of Borrower’s authorized and unissued shares of Common Stock.”

This Letter Agreement shall be deemed a modification of the Funding Agreement.  The Funding Agreement was amended by adding a new Section 5.15 in a Side Letter Agreement dated September 13, 2007. Except as specifically modified hereby, the Funding Agreement shall be deemed controlling and effective.  This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date set forth above.

KRONOS

Kronos Advanced Technologies, Inc.

By:_________________________
Daniel R. Dwight
President and CEO

LENDERS

AirWorks Funding LLLP

By: __________________________
Richard Perlman

Hilltop Holding Company, LP

By: __________________________
Jack Silver